Exhibit 10.1

THIRD MODIFICATION AGREEMENT

THIS THIRD MODIFICATION AGREEMENT (this “Agreement”) is entered into as of January 13, 2016 by and between VEREIT TRS CORP. (f/k/a ARCP TRS CORP.) (“Lender”) and COLE CORPORATE INCOME OPERATING PARTNERSHIP II, LP (“Borrower”).

PRELIMINARY STATEMENT

A.    Borrower was initially indebted to Lender as evidenced by that certain Subordinate Promissory Note dated January 13, 2014 in the original principal amount of $10,000,000 (as amended, the “Note”).

B.    The Note was amended to, among other things, increase the maximum principal amount thereof to $60,000,000 pursuant to the terms of that certain Modification Agreement dated June 25, 2014 (the “Modification Agreement”) and to extend the maturity date to January 13, 2016 pursuant to that certain Second Modification Agreement dated as of November 11, 2014.

C.    The unpaid principal balance of the Note as of the date hereof is $30,000,000.

E.    Lender and Borrower have agreed to modify the Note as set forth in this Agreement.

AGREEMENT

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.    Accuracy of Preliminary Statement. Borrower acknowledges the accuracy of the above Preliminary Statement.

2.    Note Modifications.

(a)    In order to decrease the maximum principal amount of the Note from $60,000,000 to $30,000,000, the reference to $60,000,000 on the first line of the first page of the Note is hereby amended to $30,000,000 and the first full paragraph of the first page of the Note is hereby amended and restated in its entirety as follows:

FOR VALUE RECEIVED, Cole Corporate Income Operating Partnership II, LP, a Delaware limited partnership, (“Borrower”), hereby promises to pay to the order of VEREIT TRS Corp., a Delaware corporation (“Lender”), at the offices of Lender located at 2325 East Camelback Road, Suite 1100, Phoenix, AZ 85016, the principal amount of $30,000,000, or, if less, the aggregate unpaid principal amount of the advances hereunder, together with interest on the principal balance outstanding hereunder, from (and including) the date of disbursement until (but not including) the date of payment, at a per diem rate equal to the Stated Interest Rate specified below or, to the extent applicable, the Default Interest Rate specified below, in accordance with the following terms and conditions:

(b)    In order to extend the maturity date of the Note, Section 5 of the Note is hereby amended and restated in its entirety as follows:

5.    Payments. Accrued interest under this Note shall be due and payable in arrears on the last day of each Interest Period. The principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, if not sooner paid as provided herein, shall be due and payable on June 30, 2016.

(c)    The legend added to the Note pursuant to the Modification Agreement is hereby amended and restated in its entirety as follows:

“The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Lender Debt (as defined in the Second Amended and Restated Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Second Amended and Restated Subordination Agreement dated as of December 12, 2014, as amended, among Cole Office & Industrial (CCIT II), Inc., Cole Corporate Income Operating Partnership II, LP, VEREIT TRS Corp. and JP Morgan Chase Bank, N.A., as administrative agent.”

(d)    The Note is hereby modified by amending and restating the second sentence of Section 8 as follows:
The term “Credit Facility” shall mean that certain credit facility in an amount not to exceed $400,000,000 (subject to potential increases up to an aggregate maximum principal amount of $1,250,000,000) pursuant to that certain Amended and Restated Credit Agreement dated as of December 12, 2014 by and among the Borrower, as borrower, the lenders from time to time that are parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, and the other loan documents executed and delivered in connection therewith (each as amended, supplemented or replaced).
3.    Borrower acknowledges and agrees that: (i) except to the extent expressly provided for in this Agreement, the Note is not modified or amended by this Agreement and shall remain in full force and effect and this Agreement shall not constitute a waiver of any rights or remedies in respect of the Note; (ii) the Note (as modified by this Agreement) and all rights, title, interest, liens, powers and privileges by virtue thereof are hereby reaffirmed, ratified, renewed and extended and shall be and continue to be in full force and effect to secure the payment of the indebtedness evidenced by the Note and any and all restatements, renewals, modifications, amendments, increases and/or extensions thereof; and (iii) no payment, discharge or release of any collateral securing the Note is intended hereby and all liens on all such collateral shall continue in full force and effect, unimpaired from the date of their execution and perfection.

4.    The Borrower and Lender acknowledge and agree that the Note, and all payments payable thereunder are subject to the terms, conditions and limitations contained in the Second Amended and Restated Subordination Agreement dated as of December 12, 2014, as amended, among Cole Office & Industrial (CCIT II), Inc., Cole Corporate Income Operating Partnership II, LP, VEREIT TRS Corp. and JP Morgan Chase Bank, N.A., as administrative agent (the “Subordination Agreement”).

5.    Miscellaneous.     The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein. Each of the parties hereto agrees to sign such other and further documents, and to take such other actions, as may be reasonably appropriate to carry out the intentions expressed in this Agreement, including, without limitation, documentation in respect of the reaffirmation and confirmation of liens, and the priority of such liens, on the collateral, if any, for the loan evidenced by the Note. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement, the Note and any other instruments referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, of the parties or any of them with respect to the subject matter hereof, if any.

[BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth above.

VEREIT TRS CORP., a Delaware corporation
By: VEREIT Operating Partnership, L. P., its sole stockholder
By:	/s/ Lauren Goldberg
Printed Name:	Lauren Goldberg
Its:	Executive Vice President, General Counsel and Secretary

COLE CORPORATE INCOME OPERATING PARTNERSHIP II, LP, a Delaware limited partnership
By: Cole Office & Industrial REIT (CCIT II), Inc., a Maryland corporation, its general partner
By:	/s/ Simon J. Misselbrook
Printed Name:	Simon J. Misselbrook
Its:	Chief Financial Officer and Treasurer

CONSENT

This Consent relates to the foregoing Third Modification Agreement by and between VEREIT TRS CORP. (f/k/a ARCP TRS CORP.) and COLE CORPORATE INCOME OPERATING PARTNERSHIP II, LP. All capitalized terms herein shall be as defined in such Third Modification Agreement. Pursuant to Sections 3 and 4 of the Subordination Agreement, JP Morgan Chase Bank, N.A., as Administrative Agent hereby consents to, and acknowledges that the Required Lenders, as defined in the Amended and Restated Credit Agreement referenced in the definition of Credit Facility above, and as previously amended, have consented to the extension of the maturity date of the Note to June 30, 2016 pursuant to the foregoing Third Modification Agreement.

Executed this 13 day of January, 2016.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
By:	/s/ Ryan M. Dempsey
Name:	Ryan M. Dempsey
Title:	Authorized Officer